MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Fourth Quarter 2017 Earnings

FAIRMONT, W.Va., February 27, 2018 – For the 12 months ended December 31, 2017, MVB Financial Corp. (the "Company") (NASDAQ: MVBF) reported net income of $7.6 million, or $0.69 and $0.68 basic and diluted earnings per share compared to $12.9 million, or $1.44 and $1.31 basic and diluted earnings per share respectively, for the same period in 2016.

"Three significant factors contributed to MVB's 2017 performance results compared to 2016. These were the $3.9 million after-tax gain on the asset sale of a wholly-owned subsidiary, MVB Insurance, in 2016; the $1.5 million decrease in net income within MVB Mortgage created by the continued market pressure within the mortgage industry; and a $646 thousand charge associated with the new tax law changes passed in late 2017; however, the tax law will generate a positive net income effect for us in 2018," said Larry F. Mazza, CEO and President, MVB Financial.

“To this end, we strategically added positions to reinforce our sales Team efforts and to take advantage of disruptions in our markets due to recent M&A activity, especially in Northern Virginia. We are successfully recruiting some of the best talent in our markets because people are attracted to our entrepreneurial spirit, team culture and community focus. When the pain to stay the same is equal to the pain to make a job change, people are willing to make a move. With our listing on The Nasdaq, buzz is building around Team MVB.”

Approximately 1.9 million shares of the Company’s common stock were issued from a capital raise completed in December 2016, and 434,783 shares of the Company’s common stock were issued from a rights offering completed in April 2017. These additional issued shares resulted in a $0.19 and $0.18 decrease in basic and diluted earnings per share, respectively for the 12 months ended December 31, 2017, compared to the same time period in 2016, while a $4.7 million decrease in 2017 net income available to common shareholders versus 2016, resulted in the remaining $0.56 and $0.45 decrease in basic and dilutive earnings per share, respectively.

FOURTH QUARTER 2017 HIGHLIGHTS

•	MVB received approval in December 2017 to list its common stock for trading on The Nasdaq Capital Market®. The listing marked a major milestone in MVB’s growth journey.

•	Net interest income of $11.7 million increased $269 thousand, or 2.4% from September 30, 2017, and $858 thousand, or 7.9% from the fourth quarter ended December 31, 2016.

•	Total assets saw steady growth and reached $1.5 billion as of December 31, 2017, an 8.1% increase from December 31, 2016.

•	Loans of $1.1 billion as of December 31, 2017, increased $53.1 million, or 5.0% from December 31, 2016, and $11.5 million, or 1.0% from September 30, 2017.

•
Deposits of $1.2 billion as of December 31, 2017, increased $52.6 million, or 4.7% from December 31, 2016. Noninterest bearing deposit balances have grown to $126.0 million as of December 31, 2017, an increase of $10.3 million since December 31, 2016.

With the passage of tax reform in December 2017, MVB expects to see benefits and to share tax savings with Team MVB and the communities in its footprint. During fourth quarter 2017, MVB approved the hiring of 31 new Team members for 2018 and the opening of additional branches in Northern Virginia.

Demonstrating its commitment to community development, MVB made a $2 million initial investment in the creation of a Community Development Corporation ("CDC"), which started full operations in the fourth quarter, including establishing its initial Board of Directors.

“Led by its President Herman DeProspero, the CDC will play an integral role in our commitment to the economic welfare of our communities,” Mazza said.

FINANCIAL DETAILS

Loans totaled $1.106 billion as of December 31, 2017, an increase of $53.1 million, or 5.0% from December 31, 2016, and $11.5 million, or 1.0% from September 30, 2017. The total loan growth was less than originally anticipated for the year caused primarily by management taking direct action to diversify lending to reduce commercial real estate concentration levels coupled with a 63% increase in commercial loan payoffs.

In comparison to the December 31, 2016, deposit balance of $1.107 billion, deposits increased $52.6 million, or 4.7%. Noninterest bearing deposit balances rose to $126.0 million, or 10.9% of the total deposit base as of December 31, 2017, an increase of $10.3 million, or 8.9% since December 31, 2016, and $4.4 million since September 30, 2017.

Net interest income for the fourth quarter of 2017 was $11.7 million, an increase of $269 thousand, or 2.4% from September 30, 2017, and $858 thousand, or 7.9% from the fourth quarter ended December 31, 2016. Net interest margin for the fourth quarter of 2017 was 3.29%, a decrease of 8 basis points from September 30, 2017, and an increase of 6 basis points versus the quarter ended December 31, 2016. For the 12 months ended December 31, 2017, net interest margin increased 5 basis points to 3.27%. The full year increase in net interest margin was the result of a 12 basis point increase in earning assets due to higher yields.

Interest expense increased 5.8% during the fourth quarter of 2017 and 10.5% for the 12 months ended December 31, 2017, compared to the same time period in 2016, due to an 11 basis point increase in the cost of interest-bearing liabilities. Increased interest rates and an emphasis on loan yields helped to increase net interest income, despite increases in interest expense. Additionally, the flattened yield curve placed pressure on net interest margin earned from our mortgage operations as the cost of short-term borrowings to fund the mortgage business increased, while the yield from loans held for sale remained flat, consistent with the 30-year Treasury bond rates.

Provision for loan loss was $2.2 million for the full year ended December 31, 2017, a $1.5 million decrease from the same time period in 2016, despite a 5.0% increase in loans. The substantial decline of average historical loss rates and a $1.1 million decline in charge-offs contributed to the decrease in provision for 2017. Specific loan loss allocations increased by $645 thousand in 2017 compared to a $470 thousand decrease in 2016. Nonperforming loans increased $3.5 million, to 0.88% of total loans as of December 31,

2017. In addition, charge-offs for 2017 decreased $1.1 million compared to 2016, resulting in an annualized net loan charge-offs to total loans ratio of 0.13% as of December 31, 2017.

Noninterest income for the fourth quarter of 2017 was $10.2 million, flat from September 30, 2017, and an increase of $91 thousand from the fourth quarter ended December 31, 2016. For the full year of 2017, noninterest income was $40.7 million, a decrease of $2.5 million from the same period in 2016. The year over year decrease was primarily the result of a $4.2 million decrease in gain on derivatives, primarily the result of a 39.0% decrease in the locked mortgage pipeline for the full year 2017 compared to a 31.6% increase in the locked mortgage pipeline for the full year 2016. In addition, mortgage production volume decreased $102.2 million or 6.2% for the full year 2017 versus the same time period in 2016. Excluding the decrease in gain on derivatives, noninterest income for the full year of 2017 increased $1.7 million, mostly due to increases in mortgage fee income, commercial swap fee income and other operating income. Gain on sale of securities and gain on sale of portfolio loans decreased $351 thousand and $504 thousand respectively, for the full year of 2017 in comparison to 2016.

Noninterest expense for the fourth quarter of 2017 was $17.7 million, a decrease of $252 thousand, or 1.4% from September 30, 2017, and an increase of $900 thousand, or 5.4% from the fourth quarter ended December 31, 2016. For the full year of 2017, noninterest expense was $70.5 million, an increase of $1.3 million, or 1.9% from the same period in 2016.

A $951 thousand increase in occupancy and equipment costs for the full year of 2017 relates to the two new, high technology MVB branches opened during the third quarter of 2017 and a continued focus and investment in client-friendly technology. To control expenses, two branches in Martinsburg, W.Va., were consolidated in December 2017 due to their proximity.

The Company continues to tightly manage expenses and maximize resources to expand revenues and invest in the future. Data processing and communications for the full year of 2017 increased only $152 thousand compared to the same period in 2016, despite $520 thousand in additional expense related to a core system conversion in the second quarter of 2017. Additionally, salary and employee benefits decreased $1.1 million, or 2.5% for the full year of 2017 in comparison to 2016, primarily due to a decrease in mortgage production volume of 6.2% over the same period.

As previously announced, on November 22, 2017, the Company declared a quarterly cash dividend of $0.025 per share to shareholders of record at the close of business on December 2, 2017, payable December 15,

2017. This was the fourth quarterly dividend for 2017 and was equal to the March, June and September 2017 payouts of $0.025 per share. The cash dividend of $0.10 for the full year 2017, increased $0.025, or 25% compared to the same time period in 2016.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2017	2017	2017	2017	2016	2017	2016
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Interest income	$15,086	$14,630	$13,814	$13,068	$13,638	$56,598	$54,123
Interest expense	3,403	3,216	2,920	2,762	2,813	12,301	11,132
Net interest income	11,683	11,414	10,894	10,306	10,825	44,297	42,991
Provision for loan losses	1,036	96	523	518	657	2,173	3,632
Noninterest income	10,157	10,158	11,567	8,824	10,066	40,706	43,205
Noninterest expense	17,714	17,966	18,503	16,317	16,814	70,500	69,209
Income from continuing operations, before income taxes	3,090	3,510	3,435	2,295	3,420	12,330	13,355
Income tax expense - continuing operations	1,667	1,192	1,175	721	1,113	4,755	4,378
Net income from continuing operations	1,423	2,318	2,260	1,574	2,307	7,575	8,977
Income from discontinued operations, before income taxes	—	—	—	—	—	—	6,346
Income tax benefit - discontinued operations	—	—	—	—	—	—	2,411
Net income from discontinued operations	—	—	—	—	—	—	3,935
Net income	$1,423	$2,318	$2,260	$1,574	$2,307	$7,575	$12,912
Preferred dividends	124	123	122	129	314	498	1,128
Net income available to common shareholders	$1,299	$2,195	$2,138	$1,445	$1,993	$7,077	$11,784

Earnings per share from continuing operations - basic	$0.12	$0.21	$0.21	$0.14	$0.23	$0.69	$0.96
Earnings per share from discontinued operations - basic	$—	$—	$—	$—	$—	$—	$0.48
Earnings per common shareholder - basic	$0.12	$0.21	$0.21	$0.14	$0.23	$0.69	$1.44

Earnings per share from continuing operations - diluted	$0.12	$0.21	$0.20	$0.14	$0.22	$0.68	$0.92
Earnings per share from discontinued operations - diluted	$—	$—	$—	$—	$—	$—	$0.39
Earnings per common shareholder - diluted	$0.12	$0.21	$0.20	$0.14	$0.22	$0.68	$1.31

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	December 31, 2017	September 30, 2017	December 31, 2016
Cash and cash equivalents	$20,305	$20,272	$17,340
Certificates of deposit with other banks	14,778	14,778	14,527
Investment securities	231,507	187,348	162,368
Loans held for sale	66,794	69,057	90,174
Loans	1,105,941	1,094,467	1,052,865
Allowance for loan losses	(9,878)	(9,396)	(9,101)
Net loans	1,096,063	1,085,071	1,043,764
Premises and equipment	26,686	27,189	25,081
Goodwill	18,480	18,480	18,480
Other assets	59,689	49,395	47,070
Total assets	$1,534,302	$1,471,590	$1,418,804

Deposits	$1,159,580	$1,165,199	$1,107,017
Borrowed funds	152,169	84,403	90,921
Other liabilities	72,361	73,011	75,241
Shareholders' equity	150,192	148,977	145,625
Total liabilities and shareholders' equity	$1,534,302	$1,471,590	$1,418,804

Reportable Segments (Unaudited)

Twelve Months Ended December 31, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$52,423	$4,698	$4	$(527)	$56,598
Mortgage fee income	736	37,262	—	(849)	37,149
Insurance and investment services income	563	—	—	—	563
Other income	5,303	(2,372)	5,466	(5,403)	2,994
Total operating income	59,025	39,588	5,470	(6,779)	97,304
Expenses:
Interest expense	9,118	2,317	2,241	(1,375)	12,301
Salaries and employee benefits	12,266	26,196	5,646	—	44,108
Provision for loan losses	1,967	206	—	—	2,173
Other expense	19,523	8,188	4,085	(5,404)	26,392
Total operating expenses	42,874	36,907	11,972	(6,779)	84,974
Income (loss) from continuing operations, before income taxes	16,151	2,681	(6,502)	—	12,330
Income tax expense (benefit) - continuing operations	5,820	1,082	(2,147)	—	4,755
Net income (loss) from continuing operations	10,331	1,599	(4,355)	—	7,575
Net income (loss)	$10,331	$1,599	$(4,355)	$—	$7,575
Preferred stock dividends	—	—	498	—	498
Net income (loss) available to common shareholders	$10,331	$1,599	$(4,853)	$—	$7,077

Reportable Segments (Unaudited)

Twelve Months Ended December 31, 2016	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Insurance	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$50,413	$4,285	$3	$—	$(578)	$54,123
Mortgage fee income	(252)	36,960	—	—	(1,035)	35,673
Insurance and investment services income	420	—	—	—	—	420
Other income	5,485	1,674	5,247	—	(5,294)	7,112
Total operating income	56,066	42,919	5,250	—	(6,907)	97,328
Expenses:
Interest expense	8,437	2,082	2,226	—	(1,613)	11,132
Salaries and employee benefits	11,592	27,696	5,937	—	—	45,225
Provision for loan losses	3,632	—	—	—	—	3,632
Other expense	18,009	8,125	3,144	—	(5,294)	23,984
Total operating expenses	41,670	37,903	11,307	—	(6,907)	83,973
Income (loss) from continuing operations, before income taxes	14,396	5,016	(6,057)	—	—	13,355
Income tax expense (benefit) - continuing operations	4,496	1,954	(2,072)	—	—	4,378
Net income (loss) from continuing operations	9,900	3,062	(3,985)	—	—	8,977
Income (loss) from discontinued operations	—	—	6,926	(580)	—	6,346
Income tax expense (benefit) - discontinued operations	$—	$—	$2,629	$(218)	$—	$2,411
Net income (loss) from discontinued operations	$—	$—	$4,297	$(362)	$—	$3,935
Net income (loss)	$9,900	$3,062	$312	$(362)	$—	$12,912
Preferred stock dividends	—	—	1,128	—	—	1,128
Net income (loss) available to common shareholders	$9,900	$3,062	$(816)	$(362)	$—	$11,784

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended December 31, 2017			Three Months Ended September 30, 2017			Three Months Ended December 31, 2016
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$4,636	$15	1.28%	$4,484	$15	1.33%	$11,843	$21	0.71%
CDs with other banks	14,778	75	2.01	14,711	74	2.00	9,614	50	2.08
Investment securities:
Taxable	147,459	774	2.08	126,880	693	2.17	84,082	382	1.82
Tax-exempt	68,759	572	3.30	56,264	443	3.12	71,333	532	2.98
Loans and loans held for sale: [1]
Commercial	770,664	9,042	4.65	762,650	8,742	4.55	734,548	8,225	4.48
Tax exempt	14,679	128	3.46	14,991	130	3.44	15,836	137	3.46
Real estate	374,047	4,300	4.56	349,459	4,346	4.93	400,411	4,106	4.10
Consumer	13,006	180	5.49	13,462	187	5.51	14,740	185	5.02
Total loans	1,172,396	13,650	4.62	1,140,562	13,405	4.66	1,165,535	12,653	4.34
Total earning assets	1,408,028	15,086	4.25	1,342,901	14,630	4.32	1,342,407	13,638	4.06
Less: Allowance for loan losses	(9,579)			(9,760)			(9,479)
Cash and due from banks	16,969			17,501			15,428
Other assets	96,103			123,898			86,949
Total assets	$1,511,521			$1,474,540			$1,435,305

Liabilities
Deposits:
NOW	$467,095	$807	0.69	$436,493	$675	0.61	$443,524	$548	0.49
Money market checking	238,262	432	0.72	246,160	458	0.74	214,746	449	0.84
Savings	44,685	19	0.17	46,807	20	0.17	43,870	19	0.17
IRAs	17,200	59	1.36	16,649	56	1.33	16,516	52	1.26
CDs	278,446	1,025	1.46	249,698	874	1.39	302,037	941	1.25
Repurchase agreements and federal funds sold	24,727	19	0.30	25,093	20	0.32	26,758	17	0.25
FHLB and other borrowings	122,388	474	1.54	149,313	548	1.46	98,187	225	0.92
Subordinated debt	33,524	568	6.72	33,524	565	6.69	33,524	562	6.71
Total interest-bearing liabilities	1,226,327	3,403	1.10	1,203,737	3,216	1.06	1,179,162	2,813	0.95
Noninterest bearing demand deposits	127,417			115,343			109,769
Other liabilities	7,419			7,703			14,836
Total liabilities	1,361,163			1,326,783			1,303,767

Stockholders’ equity
Preferred stock	7,834			7,834			16,334
Common stock	10,496			10,495			8,675
Paid-in capital	99,123			98,289			80,101
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	36,982			35,152			30,551
Accumulated other comprehensive income	(2,993)			(2,929)			(3,039)
Total stockholders’ equity	150,358			147,757			131,538
Total liabilities and stockholders’ equity	$1,511,521			$1,474,540			$1,435,305

Net interest spread			3.15			3.26			3.11
Net interest income-margin		$11,683	3.29%		$11,414	3.37%		$10,825	3.23%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
(Dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost
Assets
Interest-bearing deposits in banks	$3,790	$52	1.37%	$16,347	$94	0.58%	$16,040	$43	0.27%
CDs with other banks	14,619	288	1.97	11,694	228	1.95	12,267	231	1.88
Investment securities:
Taxable	125,797	2,658	2.11	76,525	1,366	1.79	66,110	958	1.45
Tax-exempt	58,786	1,863	3.17	64,108	1,853	2.89	53,376	1,537	2.88
Loans and loans held for sale: [1]
Commercial	751,444	33,896	4.51	734,829	32,620	4.44	616,057	26,264	4.26
Tax exempt	15,064	520	3.45	16,326	564	3.45	19,678	689	3.50
Real estate	373,360	16,612	4.45	398,766	16,594	4.16	334,538	13,586	4.06
Consumer	13,660	709	5.19	16,762	804	4.80	17,383	792	4.56
Total loans	1,153,528	51,737	4.49	1,166,683	50,582	4.34	987,656	41,331	4.18
Total earning assets	1,356,520	56,598	4.17	1,335,357	54,123	4.05	1,135,449	44,100	3.88
Less: Allowance for loan losses	(9,626)			(8,939)			(7,016)
Cash and due from banks	16,287			13,765			14,465
Other assets	90,585			87,815			83,520
Total assets	$1,453,766			$1,427,998			$1,226,418

Liabilities
Deposits:
NOW	$438,123	$2,608	0.60	$454,320	$2,413	0.53%	$446,704	$2,713	0.61%
Money market checking	239,632	1,781	0.74	163,630	1,282	0.78	65,306	396	0.61
Savings	47,034	78	0.17	43,870	88	0.20	39,766	111	0.28
IRAs	16,678	217	1.30	16,319	208	1.27	12,038	146	1.21
CDs	262,417	3,610	1.38	314,542	3,757	1.19	278,499	2,880	1.03
Repurchase agreements and federal funds sold	23,559	75	0.32	27,066	72	0.27	26,884	83	0.31
FHLB and other borrowings	122,144	1,690	1.38	139,736	1,086	0.78	124,475	692	0.56
Subordinated debt	33,524	2,242	6.69	33,524	2,226	6.64	33,524	2,204	6.57
Total interest-bearing liabilities	1,183,111	12,301	1.04	1,193,007	11,132	0.93	1,027,196	9,225	0.90
Noninterest bearing demand deposits	117,696			99,826			79,611
Other liabilities	8,006			12,220			7,486
Total liabilities	1,308,813			1,305,053			1,114,293

Stockholders’ equity
Preferred stock	7,927			16,334			16,334
Common stock	10,355			8,263			8,065
Paid-in capital	96,987			75,799			74,331
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	34,155			25,943			16,941
Accumulated other comprehensive income	(3,387)			(2,310)			(2,462)
Total stockholders’ equity	144,953			122,945			112,125
Total liabilities and stockholders’ equity	$1,453,766			$1,427,998			$1,226,418

Net interest spread			3.13			3.12			2.98
Net interest income-margin		$44,297	3.27%		$42,991	3.22%		$34,875	3.07%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2017	2017	2017	2017	2016	2017	2016
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income from continuing operations	$1,423	$2,318	$2,260	$1,574	$2,307	$7,575	$8,977
Net income from discontinued operations	—	—	—	—	—	—	3,935
Net income	1,423	2,318	2,260	1,574	2,307	7,575	12,912
Net income available to common shareholders	1,299	2,195	2,138	1,445	1,993	7,077	11,784
Earnings per share from continuing operations - basic	0.12	0.21	0.21	0.14	0.23	0.69	0.96
Earnings per share from discontinued operations - basic	—	—	—	—	—	—	0.48
Earnings per common shareholder - basic	0.12	0.21	0.21	0.14	0.23	0.69	1.44
Earnings per share from continuing operations - diluted	0.12	0.21	0.20	0.14	0.22	0.68	0.92
Earnings per share from discontinued operations - diluted	—	—	—	—	—	—	0.39
Earnings per common shareholder - diluted	0.12	0.21	0.20	0.14	0.22	0.68	1.31
Cash dividends paid per common share	0.025	0.025	0.025	0.025	0.02	0.10	0.08
Book value per common share	13.63	13.51	13.31	13.09	12.93	13.63	12.93
Weighted average shares outstanding - basic	10,444,627	10,443,443	10,343,933	9,996,544	8,624,143	10,308,738	8,212,021
Weighted average shares outstanding - diluted	10,823,994	12,410,070	12,181,433	10,009,341	10,514,727	10,440,228	10,068,733

Performance Ratios:
Return on average assets - continuing operations [1]	0.38%	0.63%	0.63%	0.45%	0.64%	0.52%	0.63%
Return on average assets - discontinued operations [1]	—%	—%	—%	—%	—%	—%	0.28%
Return on average equity - continuing operations [1]	3.79%	6.28%	6.30%	4.56%	7.02%	5.23%	7.30%
Return on average equity - discontinued operations [1]	—%	—%	—%	—%	—%	—%	3.20%
Net interest margin [2]	3.29%	3.37%	3.31%	3.19%	3.23%	3.27%	3.22%
Efficiency ratio [3]	81.11%	83.28%	82.38%	85.30%	80.48%	82.94%	80.29%
Overhead ratio 1 4	4.69%	4.87%	5.19%	4.65%	4.69%	4.85%	4.85%

Asset Quality Data and Ratios:
Charge-offs	$572	$472	$163	$290	$713	$1,497	$2,557
Recoveries	18	24	16	43	8	101	20
Net loan charge-offs to total loans [1] [5]	0.20%	0.16%	0.05%	0.09%	0.27%	0.13%	0.24%
Allowance for loan losses	9,878	9,396	9,748	9,372	9,101	9,878	9,101
Allowance for loan losses to total loans [6]	0.89%	0.86%	0.88%	0.87%	0.86%	0.89%	0.86%
Nonperforming loans	9,699	6,559	5,103	6,575	6,229	9,699	6,229
Nonperforming loans to total loans	0.88%	0.60%	0.46%	0.61%	0.59%	0.88%	0.59%

Capital Ratios:
Equity to assets	9.79%	10.12%	9.74%	9.67%	10.26%	9.79%	10.26%
Leverage ratio	9.27%	9.41%	9.59%	9.24%	9.54%	9.27%	9.54%
Common equity Tier 1 capital ratio	10.55%	10.76%	10.32%	10.15%	10.11%	10.55%	10.11%
Tier 1 risk-based capital ratio	11.54%	11.79%	11.33%	11.19%	11.92%	11.54%	11.92%
Total risk-based capital ratio	14.87%	15.18%	14.66%	14.63%	15.36%	14.87%	15.36%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale